Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127917, 33-41927, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937, 333-98487, 333-46674, 333-120918 and 333-134890 on Form S-8 (the “S-8 Registration Statements”) and Registration Statement Nos. 33-60350, 333-48841, 333-12031, 333-46676, 333-106401, 333-69476, and 333-120612 on Form S-3 (the “S-3 Registration Statements”) of Cousins Properties Incorporated and subsidiaries (the “Company”) of our report dated February 28, 2007 relating to the consolidated financial statements and consolidated financial statement schedule of the Company (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standard Board No. 123(R), Stock-Based Payment on January  1, 2006 and the adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements on December 31, 2006) and our report on management’s report on the effectiveness of internal control over financial reporting dated February 28, 2007, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/  DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 28, 2007